UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 4, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Notice of Failure to Satisfy a Continued Listing Rule or Standard

               On January 4, 2008, Electro Energy, Inc. (the “Company”) received a notice from the NASDAQ Stock Market (the “Letter”) stating that the Company has regained compliance, following noncompliance, with the nominating committee and shareholder approval requirements contained in Sections 4350 of the Marketplace Rules and Interpretive Material 4350-2. The Letter stated that both matters have been closed.

               The Letter stated that the Company regained compliance with Marketplace Rule 4350(c)(4), which requires Director nominees to be selected, or recommended for the Board’s selection, by a nominations committee that is comprised solely of independent directors, on December 10, 2007, when Martin Klein resigned from the nominating committee.

               The Letter also stated that the Company regained compliance with Marketplace Rule 4350(i)(1)(D) and Interpretive Material 4350-2, in connection with its recent issuance of $18 Million 10% Convertible Debenture and Warrants (the “Transaction”). The Company regained compliance by amending the Transaction documents on December 14, 2007 whereby the Company would not issue any shares of common stock until the Company obtained shareholder approval of the total potential issuance of common stock in the Transaction. Previously, the Transaction documents had provided for a prohibition of issuances of common stock exceeding 19.8% of the Company’s total outstanding number of shares until shareholder approval was obtained.

               The Letter is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01. Regulation FD Disclosure

On January 4, 2008, the Company received a notice from the NASDAQ Stock Market that is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 10, 2008, the Company issued the press release that is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

99.1	Notification Issued by the NASDQ Stock Market on January 4, 2008.
99.2	Press Release dated January 10, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

January 10, 2008	By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer